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                                                                     EXHIBIT 21

                               BELL SPORTS CORP.

                        SUBSIDIARIES OF THE REGISTRANT

1. Bell Sports, Inc., a California corporation (a wholly owned subsidiary)

2. Euro Bell S.A., a French corporation (99% owned by Bell Sports, Inc.)

3. American Recreation Company Holdings, Inc. ("AMRE"), a Delaware corporation (a wholly owned subsidiary)

4. American Recreation Company, Inc., a Delaware corporation (a wholly owned subsidiary of AMRE)

5. Bell Sports Canada, Inc., a Canadian corporation (50% owned subsidiary of Bell Sports, Inc. and 50% owned by American Recreation Company, Inc.)

6. Giro Sport Design International, Inc., a California corporation (a wholly owned subsidiary of Bell Sports, Inc.)

7. Giro Ireland Limited, an Ireland corporation (a wholly owned subsidiary of Giro Sport Design International, Inc.)

8. Bell Sports Australia Pty Limited, an Australian corporation (a wholly owned subsidiary of Bell Sports, Inc.)